EXHIBIT 32


                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                   SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


       In connection with the Annual report of eRoomSystem Technologies, Inc. (the "Company") on Form 10-KSB for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David A. Gestetner, Chairman, President, Chief Executive Officer and Secretary (Principal Executive Officer and Principal Accounting and Financial Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                         President, Chief Executive Officer,     March 26, 2007
/s/ David A. Gestetner   Secretary and  Chairman of the Board
----------------------
David A. Gestetner       (Principal Executive Officer and Principal
                         Financial and Accounting Officer)